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                                                                    EXHIBIT 23.4

                         Consent of Ernst & Young LLP


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 16, 1996, with respect to the financial statements of Niagara Envelope Company, Inc. included in the Registration Statement (Form S-1 No. 333-4000) and related Prospectus of American Pad and Paper Company for the registration of 15,625,000 shares of its common stock.

                                                     /s/ Ernst & Young LLP


Buffalo, New York
June 21, 1996